Exhibit 99.1

PROXY

UNION ACQUISITION CORP.
400 Madison Ave.
Suite 11a
New York, New York 10017

EXTRAORDINARY GENERAL MEETING

[__________], 2019

YOUR VOTE IS IMPORTANT
FOLD AND DETACH HERE

UNION ACQUISITION CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON
[________], 2019

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and proxy statement/prospectus in connection with the Extraordinary General Meeting to be held at [__________] EST on [__________], 2019 at the offices of [__________], at [__________], and hereby appoints [__________] and [__________], and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of Union Acquisition Corp. (“UAC”) registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this proxy card and the accompanying proxy statement/prospectus.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION AND RIZOBACTER CALL OPTION AGREEMENT PROPOSAL) BELOW, “FOR” PROPOSALS 2 THROUGH 5 (THE ARTICLES AMENDMENT PROPOSALS) BELOW, “FOR” PROPOSAL 6 (THE DIRECTOR ELECTION PROPOSAL) BELOW, “FOR” PROPOSAL 7 (THE NYSE PROPOSAL) BELOW AND “FOR” PROPOSAL 8 (THE ADJOURNMENT PROPOSAL) BELOW.

THE BOARD OF DIRECTORS OF UAC (THE “UAC BOARD”) RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION AND RIZOBACTER CALL OPTION AGREEMENT PROPOSAL) BELOW, “FOR” PROPOSALS 2 THROUGH 5 (THE ARTICLES AMENDMENT PROPOSALS) BELOW, “FOR” PROPOSAL 6 (THE DIRECTOR ELECTION PROPOSAL) BELOW, “FOR” PROPOSAL 7 (THE NYSE PROPOSAL) BELOW AND “FOR” PROPOSAL 8 (THE ADJOURNMENT PROPOSAL) BELOW.

PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE.

Fold Here

____________________

Fold Here

PROXY

1.

Proposal No. 1—The Business Combination and Rizobacter Call Option Agreement Proposal—To consider and vote upon a proposal to (i) approve and adopt the share exchange agreement, dated as of November 8, 2018, as may be amended from time to time, by and between UAC, Joseph J. Schena, in his capacity as a representative of UAC shareholders, and Bioceres, Inc., a Delaware corporation that will convert to Bioceres LLC (the “Seller”) (the “Exchange Agreement,” and the transactions contemplated therein, the “business combination”); and (ii) ratify the amended call option agreement, dated as of October 22, 2018, as may be amended from time to time (the “Rizobacter Call Option Agreement”), by and among Bioceres S.A., an Argentine corporation, RASA Holding LLC, a Delaware limited liability company and a wholly owned subsidiary of Bioceres, Inc., and Pedro Enrique Mac Mullen, María Marta Mac Mullen and International Property Services Corp., as sellers, and the transactions contemplated by the Exchange Agreement and the Rizobacter Call Option Agreement, including the business combination;

			FOR ☐	AGAINST ☐	ABSTAIN ☐

If you affirmatively vote “FOR” or “AGAINST” this Proposal No. 1 and you hold shares of UAC issued in connection with UAC’s IPO, you may exercise your redemption rights and demand that UAC redeem your shares for a pro rata share of the trust account (as defined in the proxy statement/prospectus) in which certain proceeds of UAC’s IPO are held. To properly exercise your redemption rights, you must (a) affirmatively vote “FOR” or “AGAINST” this Proposal No. 1 and (b) demand that UAC redeem your shares for cash no later than the close of the vote at the general meeting by marking the “I Hereby Exercise My Redemption Rights” box below or submitting a demand in writing to UAC’s secretary and delivering your shares to UAC’s transfer agent at least two business days prior to the general meeting either physically by delivering your share certificate, if any, or electronically by using DTC’s DWAC System. Even if you properly exercise your redemption rights, you will only be entitled to receive cash for these shares if the business combination is completed. If you properly exercise your redemption rights and the business combination is completed, then you will be exchanging your shares of UAC for cash and will no longer own these shares.

	I HEREBY EXERCISE MY REDEMPTION RIGHTS	☐

	SHAREHOLDER CERTIFICATION:	☐

I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other shareholder with respect to the shares of UAC owned by me in connection with the proposed business combination between UAC and Bioceres LLC.

The Articles Amendment Proposals—To consider and vote upon four separate proposals to approve by special resolution, assuming the Business Combination and Rizobacter Call Option Agreement Proposal is approved and adopted, the following amendments to UAC’s amended and restated memorandum and articles of association (the “Articles”):

2.

Proposal No. 2—To consider and vote upon an amendment to the Articles to authorize changing the post-business combination corporate name from “Union Acquisition Corp.” to “Bioceres Crop Solutions Corp.” (“BIOX”);

			FOR ☐	AGAINST ☐	ABSTAIN ☐

	3.	Proposal No. 3—To consider and vote upon an amendment to the Articles to authorize changing UAC’s fiscal year end to June 30;	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.

Proposal No. 4—To consider and vote upon an amendment to the Articles to authorize removing certain provisions relating to UAC’s status as a blank-check company that will no longer apply upon consummation of the business combination; and

			FOR ☐	AGAINST ☐	ABSTAIN ☐

	5.	Proposal No. 5—To consider and vote upon an amendment to the Articles to authorize removing the classified board structure of the UAC Board.	FOR ☐	AGAINST ☐	ABSTAIN ☐

6.

Proposal No. 6—The Director Election Proposal—To consider and vote upon a proposal to appoint seven directors to serve on the board of directors of BIOX until their respective successors are duly elected and qualified pursuant to the terms of the Articles.

			FOR ☐	AGAINST ☐	ABSTAIN ☐

7.

Proposal No. 7—The NYSE Proposal—To consider and vote upon a proposal to approve, assuming the Business Combination and Rizobacter Call Option Agreement Proposal and the Articles Amendment Proposals are approved and adopted, for purposes of complying with applicable provisions of Section 312.03 of the New York Stock Exchange Listed Company Manual, the issuance of more than 20% of UAC’s issued and outstanding ordinary shares to the Seller in connection with the business combination and the related change of control.

			FOR ☐	AGAINST ☐	ABSTAIN ☐

8.	Proposal No. 8—The Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the general meeting to a later date or dates, if necessary.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.
ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED
UPON WILL NOT BE COUNTED.

Dated:	2019

Shareholder’s Signature

Shareholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.